UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Chicago Industrial Portfolio

On May 4, 2011, Industrial Income Trust Inc. (the “Company”) entered into a definitive agreement to acquire a 100% fee interest in nine industrial buildings aggregating approximately 1.4 million square feet on 108.8 acres located in Chicago, Illinois (the “Chicago Industrial Portfolio”). As of August 4, 2011, the Company, through one of its wholly-owned subsidiaries, had completed the acquisition of seven of the nine industrial buildings of the Chicago Industrial Portfolio. On August 25, 2011, the Company, through one of its wholly-owned subsidiaries, completed the acquisition of one of the two remaining industrial buildings in the Chicago Industrial Portfolio, aggregating approximately 145,000 square feet on 9.5 acres (the “Building”). The Company expects to complete the acquisition of the remaining building of the Chicago Industrial Portfolio during the third quarter of 2011.

The sellers of the Building, Crossroads Bolingbrook, LLC and RES Crossroads Bolingbrook, LLC, are not affiliated with the Company or its affiliates.

The Building is 100% leased to two tenants with an average remaining lease term (based on square feet) of 6.8 years. Both tenants individually lease more than 10% of the rentable area of the Building, as described below:

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Daniel M. Powers & Associates, Ltd., a manufacturer of custom millwork/fixtures and steel shelving, leases approximately 100,000 square feet, or approximately 69% of the aggregate rentable area, under a lease that expires in September 2016 with two options to extend the lease for a period of five years each. The annual base rent under the lease is currently approximately $464,000 and is subject to annual rent escalations of approximately 2.5% beginning in September 2011.

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Walgreen Co., a provider of consumer goods and services and pharmacy, health and wellness services in the U.S., leases approximately 45,000 square feet, or approximately 31% of the aggregate rentable area, under a lease that expires in February 2022 with no options to extend the lease. The annual base rent under the lease is currently approximately $198,000 and is subject to annual rent escalations of approximately 22.3% beginning in February 2012 and 15.8% beginning in February 2017.

The total purchase price for the Building was approximately $9.6 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. Pursuant to the terms of an amended and restated advisory agreement, dated as of May 14, 2010 and as extended to December 16, 2011, by and among the Company, Industrial Income Operating Partnership LP, and Industrial Income Advisors LLC (the “Advisor”), the Company paid an acquisition fee of approximately $96,000 to the Advisor, equal to 1.0% of the purchase price of the Building. The Company funded the acquisition using proceeds from its public offering and debt financing obtained by the Company, which is described under Item 2.03 of this Current Report on Form 8-K.

The Chicago Industrial Portfolio will be managed by HSA Commercial Real Estate, Inc.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Additional Debt Secured by the Chicago Industrial Portfolio

On August 25, 2011, the Company, through one of its wholly-owned subsidiaries, assumed a $6.3 million fixed rate loan agreement with Wachovia Bank, National Association, in order to fund a portion of the acquisition of the Building. The loan has a fixed interest rate of 6.24%, requires monthly payments of principal and interest, and has a contractual maturity of July 11, 2016. The loan is secured by a mortgage, deed to secure debt, or deed of trust, as applicable, and related assignments and security interests in the Building.

Item 8.01.	Other Events.

Status of Investments in Real Estate

As of August 26, 2011, the Company has acquired properties with an aggregate purchase price of approximately $712.6 million, comprised of 68 buildings totaling approximately 12.5 million square feet with 159 tenants in 12 markets, including five “value-add” buildings owned by the Company. The Company’s operating portfolio, which excludes the “value-add” buildings, consists of 145 tenants in 63 buildings with a weighted-average occupancy rate of approximately 95% and a weighted-average remaining lease term (based on square feet) of approximately 6.2 years. The estimated aggregate weighted-average purchase price capitalization rate for the operating portfolio is approximately 7.3%. The Company has financed its completed acquisitions with proceeds from its initial public offering and from debt financings.

Assuming that the Company completes the acquisitions currently under contract as of August 26, 2011, the Company will have acquired properties with an aggregate purchase price of approximately $958.2 million, comprised of 94 buildings totaling approximately 16.9 million square feet with 208 tenants in 12 markets. Assuming completion of the acquisitions currently under contract, the Company’s operating portfolio, which excludes the five “value-add” buildings, will consist of 194 tenants in 89 buildings with a weighted-average occupancy rate of approximately 97% and an aggregate average remaining lease term (based on square feet) of approximately 5.8 years. The Company’s operating portfolio would have an estimated aggregate weighted-average purchase price capitalization rate of approximately 7.0%. There is no assurance that the Company will consummate the acquisitions currently under contract.

Recent Real Estate Acquisition Activity

Completed Acquisitions

Set forth below is a description of new acquisitions that are not individually significant that occurred subsequent to June 30, 2011:

Description	Acquisition Date	Percent Ownership	Purchase Price	Fees Paid to the Advisor (1)	Purchase Price Capitalization Rate	Rentable Square Feet	Occupancy Rate
Sterling Distribution Center – Ontario, California (2)	August 8, 2011	100%	$24,050,000	$24,050	6.6%	300,000	100%
Ritner Distribution Center – Carlisle, Pennsylvania	August 15, 2011	100%	$8,100,000	$81,000	9.0%	202,000	100%
International Drive Distribution Center – Mount Olive, New Jersey	August 24, 2011	100%	$9,600,000	$96,000	N/A (3)	252,000	50%

(1)	Fees paid to the Advisor are pursuant to the terms of the Advisory Agreement.
(2)	The Company assumed approximately $9.8 million in mortgage debt in connection with this acquisition.
(3)	This property is considered a “value-add” property.

Acquisitions Under Contract

Set forth below is a description of a new acquisition that is not individually significant that went under contract subsequent to June 30, 2011:

Description	Date Entered Into Purchase and Sale Agreement	Percent Ownership	Expected Purchase Price	Rentable Square Feet	Occupancy Rate	Expected Completion Date
Keystone Industrial Portfolio – Brisbane, California	August 2, 2011	100%	$36,600,000	731,000	88%	Third Quarter of 2011

The Company plans to fund the above acquisition using proceeds from the Company’s initial public offering and debt financing. The Company has not yet received financing commitments for this acquisition and there can be no assurances that the Company will be able to secure debt financing.

There is no assurance that the Company will be able to consummate this acquisition, and, if the acquisition is not completed, there are circumstances under which it may forfeit the deposit it has funded.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. With respect to the acquisition described in this Current Report on Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than November 10, 2011.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the lease terms, the terms of the loan assumed in connection with the acquisition of the Building, the potential acquisition of the remaining building in the Chicago Industrial Portfolio, and the acquisition under contract) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Any of these statements could be inaccurate, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

August 26, 2011	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer and Treasurer

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